UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 24, 2006
Carmike Cinemas, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 First Avenue, Columbus, Georgia	31901

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (706) 576-3400
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On May 24, 2006, Carmike Cinemas, Inc. (the “Company”) entered into a commitment letter (the “Commitment Letter”) with Bear, Stearns & Co. Inc. and Bear Stearns Corporate Lending Inc. (together, “Bear Stearns”). Bear Stearns Corporate Lending, Inc. is the administrative agent under the Company’s existing senior secured credit facility. Pursuant to the Commitment Letter, if the requisite holders of the Company’s 7.50% Senior Subordinated Notes due 2014 (the “Notes”) do not consent to an extension of time for the Company to deliver and file financial statements and related reports to be filed with the Securities and Exchange Commission, then Bear Stearns has agreed to use its commercially reasonable efforts to obtain the requisite approval from lenders under the Company’s existing senior secured credit facility for an amendment (the “Amendment”) permitting a portion of the Company’s existing unfunded term loan commitment to be used to purchase or repay the Notes prior to or after any acceleration thereof. If such approval is not received, Bear Stearns has agreed to provide to the Company replacement senior secured credit facilities, including an amount sufficient to purchase or repay the Notes. The Company has agreed to pay Bear Stearns customary fees and expenses.
The commitments by Bear Stearns under the Commitment Letter are subject to, among other things, the negotiation, execution and delivery of definitive documentation with respect to the new credit facilities or the Amendment and the satisfaction of other customary conditions precedent for financings of this type.
Item 2.02. Results of Operations and Financial Condition.
In Item 4.02(a) of this Current Report on Form 8-K, the Company discloses information regarding certain historical results of operations. In particular, the Company discloses that, due to errors in the accounting for certain of its capital leases and operating leases (the “Accounting Errors”), the Company is restating the previously issued financial statements for the years ended December 31, 2003 and December 31, 2004 and the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 (collectively the “Restated Periods”). The information in Item 4.02(a) is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
(a) The Company has received a notice, dated May 24, 2006, from the Nasdaq Office of General Counsel indicating that the Nasdaq Listing Qualifications Panel (the “Panel”) has determined to grant the Company’s request for continued listing on the Nasdaq National Market. The Panel’s determination of continued listing is conditional upon the Company filing its Form 10-K for the fiscal year ended December 31, 2005, all required restatements, and its Form 10-Q for the quarter ended March 31, 2006 on or before July 27, 2006. The Company’s hearing before the Panel was held on April 27, 2006.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
(a) On May 24, 2006, the Audit Committee of the Company’s Board of Directors, upon the recommendation of management, concluded that the previously issued financial statements for the Restated Periods contained in the Company’s annual and quarterly reports should not be relied upon because of the Accounting Errors contained therein. The Company has determined that some of its capital leases and operating leases have not been properly accounted for at the date of inception or subsequent modification; therefore, corrections to the previously issued financial statements for the Restated Periods are required. The Company is currently quantifying the impact of these Accounting Errors on the Restated Periods; however, the Company does not expect an impact to its net cash flows.
The Company’s Audit Committee and management have discussed the matters disclosed pursuant to this Item 4.02(a) in this Current Report on Form 8-K with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm. The Company expects to file its Form 10-K for the fiscal year ended December 31, 2005 promptly upon completion. This filing will contain restated financial information for the fiscal years ended December 31, 2003 and 2004. The Company also expects to file its Form 10-Q for the quarter ended March 31, 2006 soon thereafter. This filing will contain unaudited restated financial information for the quarter ended March 31, 2005. The Company expects to file amended Form 10-Qs for the quarters ended June 30, 2005 and September 30, 2005 soon thereafter.
In connection with the Company’s assessment of its internal control over financial reporting as of December 31, 2005, the Company’s management has determined that the following material weaknesses exist. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.
At December 31, 2005, the Company did not maintain a sufficient complement of personnel with the appropriate skills, training and Company-specific experience in the selection, application and implementation of generally accepted accounting principles commensurate with the Company’s financial reporting requirements. This control deficiency contributed to the material weaknesses described below. Additionally, this control deficiency could result in a misstatement of substantially all accounts and disclosures that would result in a material misstatement to the Company’s interim or annual consolidated financial statements that would not be prevented or detected. Accordingly, management has determined that this control deficiency constitutes a material weakness and contributed to the following material weaknesses.
At December 31, 2005, the Company did not maintain effective controls over the selection, application and monitoring of its accounting policies for leases. Specifically, the Company’s controls over its selection, application and monitoring of its accounting policies related to the effect of lessee involvement in asset construction, lease incentives, lease modifications, amortization of leasehold improvements, and deferred rent were not effective to ensure the accurate accounting for leases entered into. This control deficiency will result in the restatement of the Company’s 2004 and 2003 annual consolidated financial statements and its interim consolidated financial statements for the first three quarters of 2005 and all 2004 quarters and audit adjustments to the 2005 consolidated financial statements. Additionally, this control deficiency could result in a misstatement of the aforementioned accounts that would result in a material misstatement to the Company’s annual or interim consolidated financial statements that would not be prevented or detected. Accordingly, management has determined that this control deficiency constitutes a material weakness.
Management has not yet completed its assessment of internal control over financial reporting as of December 31, 2005 but has concluded that the Company’s internal control over financial reporting is ineffective due to the material weaknesses described above. Since management has not completed its assessment of internal control over financial reporting as of December 31, 2005, it is possible that management may identify one or more additional material weaknesses.
Item 8.01 Other Events.
The press release attached as Exhibit 99.1 discloses that the Company has substantially completed the review of its leases and is currently quantifying the impact of these Accounting Errors on the Restated Periods. The review of PricewaterhouseCoopers LLP is on-going. The Company intends to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 promptly upon completion, followed by the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.
The press release attached as Exhibit 99.1 also discloses that the Company has entered into the Commitment Letter with Bear Stearns, as described above in Item 1.01, and that the Company has received notice from the Nasdaq Office of General Counsel regarding the Company’s continued listing on the Nasdaq National Market, as described above in Item 3.01.
On May 25, 2006, the Company announced in a separate press release attached as Exhibit 99.2, that it is soliciting consents to effect a proposed waiver under the indenture governing the Notes.
This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates” or similar expressions. Forward-looking statements are only predictions and are not guarantees of performance. Examples of forward-looking statements in this Form 8-K include our expectations with regard to the filing of our periodic reports with the Securities and Exchange Commission, the anticipated effects of the Accounting Errors on the Company’s restated financial statements and the completion, if necessary, of new senior secured credit facilities. These statements are based on beliefs and assumptions of our management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include:

•	our ability to finalize the accounting issues that have delayed the filing of our 2005 Form 10-K and first quarter 2006 Form 10-Q;

•	our ability to comply with covenants contained in our senior secured credit agreement and senior subordinated notes;

•	our ability to maintain our Nasdaq listing;

•	our ability to operate at expected levels of cash flow through the second quarter of 2006;

•	the availability of suitable motion pictures for exhibition in our markets;

•	competition in our markets;

•	competition with other forms of entertainment;

•	the effect of our leverage on our financial condition; and

•	other factors, including the risk factors previously disclosed in our Annual Report on Form 10-K Amendment No. 2, for the year ended December 31, 2004 under the caption “Risk Factors.”
We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit 99.1	Press release, dated May 25, 2006, announcing Nasdaq extension, commitment letter, accounting update and financial restatement.

Exhibit 99.2	Press release, dated May 25, 2006, announcing initiation of consent solicitation for 7.50% senior subordinated notes due 2014.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.
Date: May 25, 2006	By:	/s/ Lee Champion
Lee Champion
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press release, dated May 25, 2006, announcing Nasdaq extension, commitment letter, accounting update and financial restatement.

Exhibit 99.2	Press release, dated May 25, 2006, announcing initiation of consent solicitation for 7.50% senior subordinated notes due 2014.